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                                                                    EXHIBIT 10.2

                 AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

                          dated as of December 30, 2005

                                     between

                             THE TIMKEN CORPORATION,

                                  as Originator

                                       and

                         TIMKEN RECEIVABLES CORPORATION,

                                    as Buyer

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                                TABLE OF CONTENTS

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                                                                            Page
                                                                            ----
ARTICLE I      AMOUNTS AND TERMS.........................................     3
Section 1.1    Purchase of Receivables...................................     3
Section 1.2    Payment for the Purchase..................................     4
Section 1.3    Purchase Price Credit Adjustments.........................     7
Section 1.4    Payments and Computations, Etc............................     7
Section 1.5    Transfer of Records.......................................     8
Section 1.6    Characterization; Assignment to Agent.....................     8

ARTICLE II     REPRESENTATIONS AND WARRANTIES............................     9
Section 2.1    Representations and Warranties of Originator..............     9

ARTICLE III    CONDITIONS OF PURCHASE....................................    12
Section 3.1    Conditions Precedent to Purchase..........................    12
Section 3.2    Conditions Precedent to Subsequent Payments...............    13

ARTICLE IV     COVENANTS.................................................    13
Section 4.1    Affirmative Covenants of Originator.......................    13
Section 4.2    Negative Covenants of Originator..........................    17

ARTICLE V      TERMINATION EVENTS........................................    19
Section 5.1    Termination Events........................................    19
Section 5.2    Remedies..................................................    20

ARTICLE VI     INDEMNIFICATION...........................................    20
Section 6.1    Indemnities by Originator.................................    20
Section 6.2    Other Costs and Expenses..................................    22

ARTICLE VII    MISCELLANEOUS.............................................    22
Section 7.1    Waivers and Amendments....................................    22
Section 7.2    Notices...................................................    22
Section 7.3    Protection of Ownership Interests of Buyer................    23
Section 7.4    Confidentiality...........................................    23
Section 7.5    Bankruptcy Petition.......................................    24
Section 7.6    CHOICE OF LAW.............................................    24
Section 7.7    CONSENT TO JURISDICTION...................................    24
Section 7.8    WAIVER OF JURY TRIAL......................................    25
Section 7.9    Integration; Binding Effect; Survival of Terms............    25
Section 7.10   Counterparts; Severability; Section References............    25


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                                    EXHIBITS

Exhibit I      Definitions

Exhibit II Principal Place of Business of the Seller Parties; Location(s) of Records; Federal Employer Identification Number(s); Prior Names

Exhibit III    Lock-Boxes; Collection Accounts; Collection Banks

Exhibit IV     Form of Compliance Certificate: Performance Guarantor

Exhibit V      Credit and Collection Policy

Exhibit VI     Form of Subscription Agreement

Exhibit VII    Form of Subordinated Note

Exhibit VIII   Form of L/C Note


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                 AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT

This AMENDED AND RESTATED RECEIVABLES SALE AGREEMENT, dated as of December 30, 2005, is by and between The Timken Corporation, an Ohio corporation ("Originator"), and Timken Receivables Corporation, a Delaware corporation ("Buyer"). Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.

                             PRELIMINARY STATEMENTS

          Originator now owns, and from time to time hereafter will own, Receivables. Originator wishes to sell and assign to Buyer, and Buyer wishes to purchase from Originator, all of Originator's right, title and interest in and to such Receivables, together with the Related Security and Collections with respect thereto.

          Originator and Buyer intend the transactions contemplated hereby to be true sales of the Receivables from Originator to Buyer, providing Buyer with the full benefits of ownership of the Receivables, and Originator and Buyer do not intend these transactions to be, or for any purpose to be characterized as, loans from Buyer to Originator.

          Following the purchase of Receivables from Originator, Buyer will sell undivided interests therein and in the associated Related Security and Collections pursuant to that certain Amended and Restated Receivables Purchase Agreement of even date herewith (as the same may from time to time hereafter be amended, supplemented, restated or otherwise modified, the "Purchase Agreement") among Buyer, The Timken Corporation, as Servicer, Jupiter Securitization Corporation ("Jupiter"), JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago)) ("JPMorgan") as letter of credit issuer (in such capacity, the "L/C Issuer"), the financial institutions from time to time party thereto as "Financial Institutions" and JPMorgan, as agent for the Purchasers and the L/C Issuer (in such capacity, the "Agent").

                                   ARTICLE I
                                AMOUNTS AND TERMS

          Section 1.1 Purchase of Receivables.

          (a) Effective on the date hereof, in consideration for the Purchase Price in accordance with Section 1.2 below, and upon the terms and subject to the conditions set forth herein, Originator does hereby sell, assign, transfer, set-over and otherwise convey to Buyer, without recourse (except to the extent expressly provided herein), and Buyer does hereby purchase from Originator, all of Originator's right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and all Receivables thereafter arising through and including the Termination Date, together, in each case, with all Related Security relating thereto and all Collections thereof and all Lock-Boxes and Collection Accounts into which any Obligors on the Receivables remit payments thereon. In accordance with the preceding sentence, on the date hereof Buyer shall acquire all of


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Originator's right, title and interest in and to all Receivables existing as of the close of business on the Business Day immediately prior to the date hereof and thereafter arising through and including the Termination Date, together with all Related Security relating thereto and all Collections thereof; and Buyer shall be obligated to pay the Purchase Price therefor in accordance with Section 1.2.

          (b) It is the intention of the parties hereto that the Purchases of Receivables made hereunder shall constitute "sales of accounts" or "payment intangibles" (as each such term is used in Article 9 of the UCC), which sales are absolute and irrevocable and provide Buyer with the full benefits of ownership of the Receivables. The parties hereto intend that Originator retain no interest in the Receivables transferred to Buyer hereunder. Except for the Purchase Price Credits owed pursuant to Section 1.3, the sales of Receivables hereunder are made without recourse to Originator; provided, however, that (i) Originator shall be liable to Buyer for all representations, warranties and covenants made by Originator pursuant to the terms of the Transaction Documents to which Originator is a party, and (ii) such sales do not constitute and is not intended to result in an assumption by Buyer or any assignee thereof of any obligation of Originator or any other Person arising in connection with the Receivables, the related Contracts and/or other Related Security or any other obligations of Originator. In view of the intention of the parties hereto that the Purchase of Receivables made hereunder shall constitute sales of such Receivables rather than loans secured thereby, Originator agrees that it will, on or prior to the date hereof and in accordance with Section 4.1(e)(ii), mark its master data processing records relating to the Receivables with a legend acceptable to Buyer and to the Agent (as Buyer's assignee), evidencing that Buyer has purchased such Receivables as provided in this Agreement and to note in its financial statements that its Receivables have been sold to Buyer. Upon the request of Buyer or the Agent (as Buyer's assignee), Originator will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to perfect and maintain the perfection of Buyer's ownership interest in the Receivables and the Related Security and Collections with respect thereto, or as Buyer or the Agent (as Buyer's assignee) may reasonably request.

          Section 1.2 Payment for the Purchase.

          (a) The Purchase Price for the Purchase of Receivables in existence on the close of business on the Business Day immediate preceding the date hereof (the "Initial Cutoff Date") shall be payable in full by Buyer to Originator on the date hereof, and shall be paid to Originator by delivery of immediately available funds, to the extent of funds made available to Buyer in connection with its subsequent sale of an interest in such Receivables to the Purchasers under the Purchase Agreement. To the extent that the Purchase Price of such Receivables (x) exceeds the amount of immediately available funds then available to the Buyer, (y) is not otherwise paid through the issuance of a Letter of Credit and a related L/C Note and (z) is not elected by the Originator to be a contribution to Buyer's capital, the balance shall be paid by delivery of the proceeds of a subordinated revolving loan from Originator to Buyer (a "Subordinated Loan") in an amount not to exceed the lesser of (i) the remaining unpaid portion of such Purchase Price and (ii) the maximum Subordinated Loan that could be borrowed without rendering Buyer's Net Worth less than the Required Capital Amount. Originator is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an appropriate


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notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

          (b) If the Originator so requests, Buyer shall pay all or part of the Purchase Price of Receivables to be paid by causing the Agent to arrange for (i) the issuance by the L/C Issuer of a Letter of Credit in favor of one or more beneficiaries selected by the Originator or (ii) the Modification of any previously issued Letter of Credit to increase the face amount thereof. In the event that the Originator requests that all or any portion of the Purchase Price of Receivables be paid for by the issuance or Modification of a Letter of Credit, the Originator shall on a timely basis provide Buyer with such information as is necessary for Buyer to obtain or Modify such Letter of Credit pursuant to the terms of the Purchase Agreement. The Originator shall reimburse Buyer for its expenses incurred in connection with obtaining or Modifying such Letter of Credit and shall reimburse the Buyer for any Fronting Fees (as defined in the Fee Letter referenced in the Purchase Agreement) incurred by the Buyer in connection with procuring or Modifying such Letter of Credit, in each case, at the time the of issuance or Modification of such Letter of Credit; provided that such amounts may be offset against the outstanding principal amount of the Subordinated Loans payable to the Originator. The Originator shall not have any reimbursement obligations in respect of any Letter of Credit. On the date of issuance or Modification, the face amount (or in the case of any Modification, the increase in the face amount) of each Letter of Credit shall be deemed to constitute payment of the Purchase Price for Receivables being transferred on such date and shall be applied (x) as a deduction from the applicable Purchase Price otherwise payable by Buyer, (y) to the extent such face amount exceeds such Purchase Price, as a reduction in the aggregate outstanding principal amount of the Subordinated Loans of the Originator and (z) to the extent the aggregate outstanding principal amount of the Subordinated Loans has been reduced to zero, as payment of and a credit against the Purchase Price payable for future purchases of Receivables; provided, however, that such credit shall at no time exceed the aggregate amount of capital contributions theretofore made by the Originator to the Buyer. The obligation of Buyer to pay the Originator the aggregate deductions, reductions and credits described in clauses (x), (y) and (z) of the preceding sentence shall be evidenced by a note in the form of
Exhibit VIII hereto (the "L/C Note"), and shall be payable in accordance with the terms and provisions of the L/C Note and this Agreement. The principal amount of the L/C Note shall be reduced by the amount of any draws on the related Letter of Credit. In the event that a Letter of Credit (as the same may be extended, replaced or renewed and after giving effect to any partial draws) expires undrawn or is surrendered to the L/C Issuer or Buyer, an amount equal to the undrawn face amount of such Letter of Credit shall be payable within 10 Business Days thereafter and, upon giving effect to such payment, the principal amount of the L/C Note shall be reduced by such payment.

Each Receivable coming into existence after the Initial Cutoff Date shall be sold to Buyer on the date it comes into existence and the Purchase Price for such Receivable shall be due and owing in full by Buyer to Originator on the Business Day occurring immediately following such date (except that Buyer may, with respect to any such Purchase Price, offset against such Purchase Price any amounts owed by Originator to Buyer hereunder and which have become due but remain unpaid) and shall be paid to Originator in the manner provided in the following paragraphs (b), (c) and (d).


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          (c) With respect to any Receivable coming into existence after the
Initial Cutoff Date, Buyer shall pay the Purchase Price therefor in accordance with Section 1.2(d) and in the following manner:

               first, by (i) delivery of immediately available funds, to the extent of funds available to Buyer from its subsequent sale of an interest in the Receivables to the Agent for the benefit of the Purchasers and the L/C Issuer under the Purchase Agreement or other cash on hand or (ii) causing the issuance or Modification of one or more Letters of Credit by the L/C Issuer in accordance with the Purchase Agreement; provided that the issuance or Modification of such Letter of Credit and the related increase in the outstanding principal balance of the L/C Note shall not cause the Buyer's Net Worth to be less than the Required Capital Amount; and/or second, by delivery of the proceeds of a Subordinated Loan, provided that the making of any such Subordinated Loan shall be subject to the provisions set forth in Section 1.2(a)(i); and/or third, at Originator's election as contemplated in Section 1.2(e), by accepting such Receivables as a contribution to Buyer's capital pursuant to the Subscription Agreement in an amount equal to the remaining unpaid balance of such Purchase Price.

Subject to the limitations set forth in Section 1.2(a), Originator irrevocably agrees to advance each Subordinated Loan requested by Buyer on or prior to the Termination Date. The Subordinated Loans shall be evidenced by, and shall be payable in accordance with the terms and provisions of the Subordinated Note and shall be payable solely from funds which Buyer is not required under the Purchase Agreement to set aside for the benefit of, or otherwise pay over to, the Agent, the L/C Issuer or the Purchasers. Originator is hereby authorized by Buyer to endorse on the schedule attached to the Subordinated Note an appropriate notation evidencing the date and amount of each advance thereunder, as well as the date of each payment with respect thereto, provided that the failure to make such notation shall not affect any obligation of Buyer thereunder.

          (d) From and after the Termination Date, Originator shall not be obligated to sell Receivables to Buyer, but may at is option, based on such considerations it determines to be appropriate at the time, including, without limitation, the creditworthiness of Buyer at such time, elect to continue selling Receivables to Buyer.

          (e) Although the Purchase Price for each Receivable coming into existence after the Initial Cutoff Date shall be due and payable by Buyer to Originator promptly following the date such Receivable comes into existence, a precise reconciliation of the Purchase Price between Buyer and Originator shall be effected on a monthly basis on Settlement Dates with respect to all Receivables sold during the same Calculation Period most recently ended prior to such Settlement Date and based on the information contained in the Monthly Report delivered by the Servicer pursuant to Article VIII of the Purchase Agreement for the Calculation Period. Although such reconciliation shall be effected on Settlement Dates, increases or decreases in the amount owing under the Subordinated Note and the L/C Notes made pursuant to Section 1.2(b) and any contribution of capital by Originator to Buyer made pursuant to Section 1.2(b) shall be


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deemed to have occurred and shall be effective as of the date that the Purchase
Price is due and payable. On each Settlement Date, Originator shall determine the net increase or the net reduction in the outstanding principal amount of the Subordinated Note and the L/C Notes occurring during the immediately preceding Calculation Period and shall account for such net increase or net reduction in its books and records.

          (f) Each contribution of a Receivable by Originator to Buyer shall be deemed to be a Purchase of such Receivable by Buyer for all purposes of this Agreement. Buyer hereby acknowledges that Originator shall have no obligations to make further capital contributions to Buyer, in respect of Originator's equity interest in Buyer or otherwise, in order to provide funds to pay the Purchase Price to Originator under this Agreement or for any other reason.

          Section 1.3 Purchase Price Credit Adjustments. If on any day:

          (a) the Outstanding Balance of a Receivable is:

               (i) reduced as a result of any defective or rejected goods or services, any discount or any adjustment or otherwise by Originator (other than cash Collections on account of the Receivables), or

               (ii) reduced or canceled as a result of a setoff in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), or

          (b) any of the representations and warranties set forth in Article II shall have been untrue when made with respect to all or a portion, as the case may be, of any Receivable or the Related Security with respect thereto, then, in such event, Buyer shall be entitled to a credit (each, a "Purchase Price Credit") against the Purchase Price otherwise payable hereunder equal to, the Outstanding Balance of such Receivable. If the aggregate amount of all Purchase Price Credits during any Calculation Period shall exceed the aggregate amount of Purchase Price payable in respect of Receivables coming into existence during such Calculation Period, Originator shall pay an amount in cash equal to such excess to Buyer on the Settlement Date following the end of such Calculation Period or on such earlier date as the Agent may direct, provided that if the Termination Date has not occurred, Originator shall be allowed to deduct the remaining amount of such Purchase Price Credit from any indebtedness owed to it under the Subordinated Note.

          Section 1.4 Payments and Computations, Etc. All amounts to be paid or deposited by Buyer hereunder shall be paid or deposited in accordance with the terms hereof on the day when due in immediately available funds to the account of Originator designated from time to time by Originator or as otherwise directed by Originator. If any payment owed by any Person hereunder becomes due on a day that is not a Business Day, then such payment shall be made on the next succeeding Business Day. If any Person fails to pay any amount hereunder when due, interest shall accrue on such unpaid amount at the Default Rate until such amount is paid in full and, such Person agrees to pay such interest on demand; provided, however, that such Default Rate shall not at any time exceed the maximum rate permitted by applicable law. All


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computations of interest payable hereunder shall be made on the basis of a year of 365/6 days for the actual number of days (including the first but excluding the last day) elapsed.

          Section 1.5 Transfer of Records.

          (a) In connection with the Purchases of Receivables hereunder, Originator hereby sells, transfers, assigns and otherwise conveys to Buyer all of Originator's right and title to and interest in the Records relating to all Receivables sold hereunder, without the need for any further documentation in connection with the Purchases. In connection with such transfer, Originator hereby grants to each of Buyer, the Agent and the Servicer an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all software used by Originator to account for the Receivables, to the extent necessary to administer the Receivables, whether such software is owned by Originator or is owned by others and used by Originator under license agreements with respect thereto, provided that should the consent of any licensor of Originator to such grant of the license described herein be required, Originator hereby agrees that upon the request of Buyer (or the Agent as Buyer's assignee), Originator will use its reasonable efforts to obtain the consent of such third-party licensor. The license granted hereby shall be irrevocable, and shall terminate on the date this Agreement terminates in accordance with its terms.

          (b) Originator (i) shall take such action requested by Buyer and/or the Agent (as Buyer's assignee), from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and its assigns under the Purchase Agreement have an enforceable ownership interest in the Records relating to the Receivables purchased from Originator hereunder, and (ii) shall use its reasonable efforts to ensure that Buyer, the Agent and the Servicer each has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Receivables and/or to recreate such Records.

          Section 1.6 Characterization; Assignment to Agent.

          (a) If, notwithstanding the intention of the parties expressed in
Section 1.1(b), any sale or contribution by Originator to Buyer of Receivables hereunder shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law. For this purpose and without being in derogation of the parties' intention that the sale of Receivables hereunder shall constitute a true sale thereof, Originator hereby grants to Buyer a valid and perfected security interest in all of Originator's right, title and interest in, to and under all Receivables now existing and hereafter arising, all Collections, all Related Security with respect thereto, each Lock-Box and Collection Account, the Inventory Agreement, all other rights and payments relating to the Receivables and all proceeds of the foregoing, and all other assets in which Buyer has acquired, may hereafter acquire and/or purports pursuant to the terms and provisions of this Agreement to have acquired an interest under this Agreement to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price of the Receivables together with all other obligations of Originator hereunder which security interest shall be prior to all other Adverse Claims thereto other than Permitted Adverse Claims. Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.


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Originator hereby authorizes Buyer (and any of its assigns), within the meaning of Section 9-509 of any applicable enactment of the UCC, as secured party, to file, without the signature of the debtor, the UCC financing statements contemplated hereby.

          (b) Originator acknowledges that Buyer, pursuant to the Purchase Agreement, shall assign to the Agent, for the benefit of the Agent, the L/C Issuer and the Purchasers thereunder, all of its rights, remedies, powers and privileges hereunder and that the Agent may further assign such rights, remedies, powers and privileges to the extent permitted in the Purchase Agreement. Originator agrees that the Agent, as the assignee of Buyer, shall, subject to the terms of the Purchase Agreement, have the right to enforce this Agreement and to exercise directly all of Buyer's rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of Buyer to be given or withheld hereunder, and, in any case, without regard to whether specific reference is made to Buyer's assigns in the provisions of this Agreement which set forth such rights and remedies) and Originator agrees to cooperate fully with the Agent, the L/C Issuer and the Purchasers in the exercise of such rights and remedies. Originator further agrees to give to the Agent copies of all notices it is required to give to Buyer hereunder.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

          Section 2.1 Representations and Warranties of Originator. Originator hereby represents and warrants to Buyer and its assigns as of the date hereof and on the date of each Purchase hereunder that:

          (a) Corporate Existence and Power. Originator is (1) a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and (2) is duly qualified to do business and is in good standing as a registered foreign corporation and has and holds all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted. Originator is organized solely under the laws of the State of Ohio.

          (b) Power and Authority; Due Authorization Execution and Delivery. The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder and, Originator's use of the proceeds of the Purchase made hereunder, are within its corporate powers and authority and have been duly authorized by all necessary corporate action on its part. This Agreement and each other Transaction Document to which Originator is a party has been duly executed and delivered by Originator.

          (c) No Conflict. The execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party, and the performance of its obligations hereunder and thereunder do not (i) violate its certificate or articles of incorporation or by-laws (or equivalent organizational documents), (ii) violate any law, rule or regulation of any governmental authority binding upon it, (iii) result in a breach of or constitute a default under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound, or (iv) violate any order, writ, judgment, award, injunction or decree of any


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governmental authority binding upon or affecting it or its property, and do not result in the creation or imposition of any Adverse Claim on assets of Originator or its Subsidiaries (except as created by the Transactional Documents).

          (d) Governmental Authorization. Other than the filing of the financing statements required hereunder, no authorization or approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution and delivery by Originator of this Agreement and each other Transaction Document to which it is a party and the performance of its obligations hereunder and thereunder.

          (e) Actions, Suits. There are no actions, suits or proceedings pending by or before any governmental authority, or to the best of Originator's knowledge, threatened, against or affecting Originator, or any of its properties, in or before any court, arbitrator or other body, that could reasonably be expected to have a Material Adverse Effect. Originator is not in default with respect to any order of any court, arbitrator or governmental authority.

          (f) Binding Effect. This Agreement and each other Transaction Document to which Originator is a party constitute the legal, valid and binding obligations of Originator enforceable against Originator in accordance with their respective terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (g) Accuracy of Information. All information heretofore furnished by Originator or any of its Affiliates to Buyer (or its assigns) for purposes of or in connection with this Agreement, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Originator or any of its Affiliates to Buyer (or its assigns) will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

          (h) Use of Proceeds. No proceeds of the Purchase hereunder will be used (i) for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security other than on a non-hostile basis pursuant to a negotiated acquisition or merger agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired and under circumstances in which no material challenge to such acquisition shall be pending or threatened by any shareholder or director of the seller or entity to be acquired.

          (i) Good Title. Immediately prior to the time each Receivable is sold hereunder, Originator shall be the legal and beneficial owner of each such Receivables and Related Security with respect thereto, free and clear of any Adverse Claim, except Permitted Adverse Claims.


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          (j) Perfection. This Agreement, together with the filing of the financing statements contemplated hereby, is effective to, and shall, upon each Purchase hereunder, transfer to Buyer (and Buyer shall acquire from Originator) legal and equitable title to, with the right to sell and encumber each Receivable existing and hereafter arising, together with the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, except Permitted Adverse Claims. There have been duly filed all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's ownership interest in the Receivables, the Related Security and the Collections.

          (k) Places of Business. The principal places of business and chief executive office of Originator and the offices where it keeps all of its Records are located at the addresses listed on Exhibit II or such other locations of which Buyer has been notified in accordance with Section 4.2(a) in jurisdictions where all action required by Section 4.2(a) has been taken and completed. Originator's Federal Employer Identification Number is correctly set forth on
Exhibit II.

          (l) Collections. The conditions and requirements set forth in Section 4.1(i) have at all times been satisfied and duly performed. The names and addresses of all Collection Banks, together with the account numbers of the Collection Accounts of Originator at each Collection Bank and the post office box number of each Lock-Box, are listed on Exhibit III.

          (m) Material Adverse Effect. Since December 31, 2004 no event has occurred that would have a Material Adverse Effect.

          (n) Names. In the past five (5) years, Originator has not used any corporate names, trade names or assumed names other than the name in which it has executed this Agreement and has not been organized in any jurisdiction other than the State of Ohio.

          (o) Ownership of Buyer. Originator owns, directly or indirectly, 100% of the issued and outstanding capital stock of Buyer, free and clear of any Adverse Claim, except Permitted Adverse Claims. Such capital stock is validly issued, fully paid and nonassessable, and there are no options, warrants or other rights to acquire securities of Buyer.

          (p) Not a Holding Company or an Investment Company. Originator is not a "holding company" or a "subsidiary holding company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or any successor statute. Originator is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or any successor statute.

          (q) Compliance with Law. Originator has complied in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Each Receivable, together with the Contract related thereto, does not contravene any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no part of such Contract is in violation of any such law, rule or regulation.

          (r) Compliance with Credit and Collection Policy. Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any material change to such Credit and Collection Policy, except as permitted by the Purchase Agreement.

          (s) Payments to Originator. With respect to each Receivable transferred to Buyer hereunder, the Purchase Price received by Originator constitutes reasonably equivalent value in consideration therefor, taking into account the issuance of and Modifications to Letters of Credit and any increase in the balance of the amounts payable by the Buyer under the Subordinated Note and the L/C Note, and such transfer was not made for the account of any antecedent debt. No transfer by Originator of any Receivable hereunder is or may be voidable under any section of the Bankruptcy Reform Act of 1978 (11 U.S.C. Sections 101 et seq.), as amended.

          (t) Enforceability of Contracts. Each Contract with respect to each Receivable is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the Outstanding Balance of the Receivable created thereunder and any accrued interest thereon, enforceable against the Obligor in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (u) Eligible Receivables. Each Receivable included in the Net Receivables Balance as an Eligible Receivable on the date of its purchase hereunder was an Eligible Receivable on such date.

          (v) Accounting. The manner in which Originator accounts for the transactions contemplated by this Agreement is consistent with the treatment of the transfers hereunder as true sales.

          (w) Compliance with Representations. On and as of the date of each Purchase hereunder, Originator hereby represents and warrants that all of the other representations and warranties set forth in this Article II are true and correct on and as of each such date (and after giving effect to all Receivables in existence on each such date) as though made on and as of each such date.

          (x) Purpose. Originator has determined that, from a business viewpoint, the sale of the Receivables and related interests to Buyer hereunder are in the best interests of Originator.

                                   ARTICLE III
                             CONDITIONS OF PURCHASE

          Section 3.1 Conditions Precedent to Purchase. The initial Purchase under this Agreement is subject to the conditions precedent that all of the conditions to the initial purchase under the Purchase Agreement shall have been satisfied or waived in accordance with the terms thereof.

          Section 3.2 Conditions Precedent to Subsequent Payments. Buyer's obligation to pay for Receivables coming into existence after the Initial Cutoff Date shall be subject to the further conditions precedent that (a) the Termination Date shall not have occurred; and (b) Buyer (or its assigns) shall have received such other approvals, opinions or documents as it or they may reasonably request pursuant to the terms of Section 6.2 of the Purchase Agreement.

                                   ARTICLE IV
                                    COVENANTS

          Section 4.1 Affirmative Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants as set forth below:

          (a) Financial Reporting. Originator will maintain, for itself and each of its Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to Buyer (and its assigns):

               (i) Annual Reporting. Within 90 days after the close of each of its fiscal years, audited, unqualified financial statements (which shall include balance sheets, statements of income and retained earnings and a statement of cash flows, each on a consolidated basis) for the Performance Guarantor for such fiscal year certified in a manner acceptable to Buyer (or its assigns) by independent public accountants acceptable to Buyer (or its assigns).

               (ii) Quarterly Reporting. Within 45 days after the close of the first three (3) quarterly periods of each of its fiscal years, the Originator shall furnish with respect to the Performance Guarantor, on a consolidated basis, balance sheets of the Performance Guarantor as at the close of each such period and statements of income and retained earnings and a statement of cash flows for the Performance Guarantor for the period from the beginning of such fiscal year to the end of such quarter, all certified by the chief financial officer of the Performance Guarantor.

               (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate in substantially the form of Exhibit IV signed by the Performance Guarantor's Authorized Officer and dated the date of such annual financial statement or such quarterly financial statement, as the case may be.

               (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of the Performance Guarantor of all financial statements, reports and proxy statements so furnished.

               (v) S.E.C. Filings. Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which Originator, the Performance Guarantor or any of their Subsidiaries files with the Securities and Exchange Commission.

               (vi) Copies of Notices. Promptly upon its receipt of any notice, request for consent, financial statements, certification, report or other communication under or in connection with any Transaction Document from any Person other than Buyer, the Agent or Jupiter, copies of the same.

               (vii) Change in Credit and Collection Policy. At least thirty
(30) days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a description, or if available, a copy of the Credit and Collection Policy then in effect and a notice indicating such change or amendment.

               (viii) Other Information. Promptly, from time to time, such other information, documents, records or reports relating to the Receivables or the condition or operations, financial or otherwise, of Originator as Buyer (or its assigns) may from time to time reasonably request in order to protect the interests of Buyer (and its assigns) under or as contemplated by this Agreement.

               (ix) Avoidance of Duplication. To the extent compliance with clause (v) above provides the information required under clause (i), (ii) or
(iv) above on a timely and complete basis, such that the requirement for separate deliveries under clause (i), (ii) or (iv) above would merely duplicate the materials theretofore provided under clause (v) above, separate reports for purposes of clause (i), (ii) or (iv), as applicable, shall not be required.

Documents required to be delivered pursuant to clauses (i), (ii), (iv) or (v) (to the extent any such documents are included in materials otherwise filed with the Securities and Exchange Commission) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Performance Guarantor posts such documents, or provides a link thereto on the Performance Guarantor's website on the Internet at www.timken.com or (ii) on which such documents are delivered to the Buyer; provided, that (i) upon the request of the Buyer, the Originator shall deliver paper copies of any such documents requested by the Buyer and (ii) the Originator shall notify (which may be by facsimile or electronic mail) the Buyer of the posting of any such documents.

          (b) Notices. Originator will notify Buyer (or its assigns) in writing of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:

               (i) Termination Events or Potential Termination Events. The occurrence of each Termination Event and each Potential Termination Event, by a statement of an Authorized Officer of Originator.

               (ii) Judgment and Proceedings. (1) The entry of any judgment or decree against Originator or any of its Subsidiaries if the aggregate amount of all judgments and decrees then outstanding against Originator and its Subsidiaries exceeds the Material Judgement Level or (2) the institution of any litigation, arbitration proceeding or governmental proceeding against Originator asserting a claim in excess of the Material Judgment Level.

               (iii) Material Adverse Effect. The occurrence of any event or condition that has, or could reasonably be expected to have, a Material Adverse Effect.

               (iv) Defaults Under Other Agreements. The occurrence of a default or an event of default under any other financing arrangement pursuant to which Originator is a debtor or an obligor.

               (v) Downgrade of the Performance Guarantor. Any downgrade of the Debt Rating of the Performance Guarantor setting forth the nature of such change.

          (c) Compliance with Laws and Preservation of Corporate Existence. Originator will comply in all respects with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject. Originator will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a registered foreign corporation in each jurisdiction where its business is conducted.

          (d) Audits. Originator will furnish to Buyer (and its assigns) from time to time such information with respect to it and the Receivables as Buyer (or its assigns) may reasonably request. Originator will, from time to time during regular business hours as requested by Buyer (or its assigns), upon prior reasonable notice and at the sole cost of Originator, permit Buyer (or its assigns) or their respective agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of Originator relating to the Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Originator's financial condition or the Receivables and the Related Security or Originator's performance under any of the Transaction Documents or Originator's performance under the Contracts and, in each case, with any of the officers or employees of Originator having knowledge of such matters. Any such audit of the Records shall be at the sole cost of Originator; provided that, unless a Termination Event or an Amortization Event under the Purchase Agreement shall have occurred and be continuing at the time any such audit is requested by the Buyer, Originator shall not be required to reimburse the Buyer for the costs or expenses in respect of more than two such audits during any calendar year.

          (e) Keeping and Marking of Records and Books.

               (i) Originator will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the immediate identification of each new Receivable and all Collections of and adjustments to each existing Receivable). Originator will give Buyer (or its assigns) notice of any material change in the administrative and operating procedures referred to in the previous sentence.

               (ii) Originator will (A) on or prior to the date hereof, mark its master data processing records and other books and records relating to the Receivables with a legend, acceptable to Buyer (or its assigns), describing Buyer's ownership interests in the

Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) under the Purchase Agreement and (B) upon the request of Buyer (or its assigns) after a Termination Event or an Amortization Event under the Purchase Agreement has occurred and is continuing, (x) mark each Contract with a legend describing Buyer's ownership interests in the Receivables and further describing the Purchaser Interests of the Agent (on behalf of the Purchasers) and (y) deliver to Buyer (or its assigns) all Contracts (including, without limitation, all multiple originals of any such Contract relating to the Receivables.

          (f) Compliance with Contracts and Credit and Collection Policy. On the date hereof, the Credit and Collection Policy exists in the form of procedures and protocols that have been consistently observed by Originator over a period of years in the origination and servicing of the Receivables and have been set forth in writing in the form of general procedures attached hereto as Exhibit V. Originator will timely and fully (i) perform and comply with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and (ii) comply in all respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

          (g) Performance and Enforcement of Inventory Agreement. Originator will and will require Original Seller to, perform each of their respective obligations and undertakings under and pursuant to the Inventory Agreement, will purchase inventory thereunder in strict compliance with the terms thereof and will vigorously enforce the rights and remedies accorded to Originator under the Inventory Agreement. Originator will take all actions to perfect and enforce its rights and interests (and the rights and interests of Buyer as assignee of Originator) under the Inventory Agreement as Buyer (or its assigns) may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the Inventory Agreement.

          (h) Ownership. Originator will take all necessary action to (i) vest legal and equitable title to the inventory and related assets purchased under the Inventory Agreement irrevocably in Originator, free and clear of any Adverse Claims other than Permitted Adverse Claims (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Originator's interest in such inventory and related assets and such other action to perfect, protect or more fully evidence the interest of Originator therein as Buyer may reasonably request), and (ii) establish and maintain, irrevocably in Buyer, legal and equitable title to the Receivables, the Related Security and the Collections, free and clear of any Adverse Claims other than Permitted Adverse Claims (and its assigns) (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect Buyer's interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of Buyer as Buyer (or its assigns) may reasonably request).

          (i) Purchasers' Reliance. Originator acknowledges that the Agent, the L/C Issuer and the Purchasers are entering into the transactions contemplated by the Purchase Agreement in reliance upon Buyer's identity as a legal entity that is separate from Originator and any Affiliates thereof. Therefore, from and after the date of execution and delivery of this Agreement, Originator will take all reasonable steps including, without limitation, all steps that

Buyer or any assignee of Buyer may from time to time reasonably request to maintain Buyer's identity as a separate legal entity and to make it manifest to third parties that Buyer is an entity with assets and liabilities distinct from those of Originator and any Affiliates thereof and not just a division of Originator. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, Originator (i) will not hold itself out to third parties as liable for the debts of Buyer nor purport to own the Receivables and other assets acquired by Buyer, (ii) will take all other actions necessary on its part to ensure that Buyer is at all times in compliance with the covenants set forth in Section 7.1(i) of the Purchase Agreement and (iii) will cause all tax liabilities arising in connection with the transactions contemplated herein or otherwise to be allocated between Originator and Buyer on an arm's-length basis.

          (j) Collections. Originator will (i) instruct all Obligors to remit all Collections to either a Lock-Box or a Collection Account, (ii) cause all proceeds from all Lock-Boxes to be directly deposited by a Collection Bank into a Collection Account and (iii) each Lock-Box and Collection Account to be subject at all times to a Collection Account Agreement that is in full force and effect. In the event any payments relating to Receivables are remitted directly to Originator or any Affiliate of Originator, Originator will remit (or will cause to be remitted) directly to a Collection Bank and will deposit (or will cause to be deposited) all such remittances into a Collection Account within two
(2) Business Days following receipt thereof. At all times prior to such remittance, Originator will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and its assigns. Originator will transfer exclusive ownership, dominion and control of each Lock-Box and Collection Account to Buyer and, will not grant the right to take dominion and control of any Lock-Box or Collection Account at a future time or upon the occurrence of a future event to any Person, except to Buyer (or its assigns) as contemplated by this Agreement and the Purchase Agreement.

          (k) Taxes. Originator will file all tax returns and reports required by law to be filed by it and promptly pay all taxes and governmental charges at any time owing. Originator will pay when due any taxes payable in connection with the Receivables, exclusive of taxes on or measured by income or gross receipts of Buyer and its assigns.

          (l) Accounting. Originator will account for the transactions contemplated by this Agreement in its financial statements in a manner that is consistent with the parties' characterization of such transactions as true sales as described in Section 1.1(b).

          Section 4.2 Negative Covenants of Originator. Until the date on which this Agreement terminates in accordance with its terms, Originator hereby covenants that:

          (a) Name Change, Offices and Records. Originator will not make any change to its name (within the meaning of Section 9-507(c) of any applicable enactment of the UCC), identity, or jurisdiction of organization, unless (i) at least forty-five (45) days prior to the effective date of any such change, Originator provides written notice thereof to Buyer and the Agent (ii) at least ten (10) days prior to such effective date, delivers to Buyer and the Agent such financing statements (Forms UCC-1 and UCC-3), executed by Originator (if required under applicable law) which Buyer or the Agent may reasonably request to reflect such change, together with such other documents and instruments that Buyer or the Agent may reasonably request in connection therewith (iii) at least ten (10) days prior to such effective date, has taken all other steps to ensure that Buyer and the Agent, for the benefit of itself, the L/C Issuer and the Purchasers, continue to have a first priority perfected ownership in the Receivables, the Related Security related thereto and any Collections thereon and (iv) in the case of any change in its jurisdiction of organization, if requested by Buyer or Agent, the Buyer and Agent shall have received, prior to such change, an opinion of counsel, in form and substance reasonably satisfactory to Buyer and the Agent, as to such incorporation and Originator's valid existence and good standing and the perfection and preservation of priority of Buyer's ownership interest in, and the Agent's ownership or security interest in, the Receivables, the Related Security and Collections.

          (b) Change in Payment Instructions to Obligors. Originator will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to any Lock-Box or Collection Account, unless Buyer (and its assigns) shall have received, at least ten (10) days before the proposed effective date therefor, (i) written notice of such addition, termination or change and (ii) with respect to the addition of a Collection Bank or a Collection Account or Lock-Box, an executed Collection Account Agreement with respect to the new Collection Bank, Collection Account or Lock-Box; provided, however, that Originator may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to another existing Collection Account.

          (c) Modifications to Contracts and Credit and Collection Policy. Originator will not make any change to the Credit and Collection Policy that could reasonably be expected to adversely affect the collectibility of the Receivables or decrease the credit quality of any newly created Receivables. Except as otherwise permitted in its capacity as Servicer pursuant to Article VIII of the Purchase Agreement, Originator will not extend, amend or otherwise modify the terms of any Receivable or any Contract related thereto other than in accordance with the Credit and Collection Policy.

          (d) Sales, Liens. Originator will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of Buyer provided for herein), and Originator will defend the right, title and interest of Buyer in, to and under any of the foregoing property, against all claims of third parties claiming through or under Originator. Originator shall not create or suffer to exist any mortgage, pledge, security interest, encumbrance, lien, charge or other similar arrangement on any of its inventory.

          (e) Accounting for Purchase. Originator will not, and will not permit any Affiliate to, account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than the sale of the Receivables and the Related Security by Originator to Buyer or in any other respect account for or treat the transactions contemplated hereby in any manner other than as a sale of the Receivables and the Related

Security by Originator to Buyer except to the extent that such transactions are not recognized on account of consolidated financial reporting in accordance with GAAP.

                                    ARTICLE V
                               TERMINATION EVENTS

          Section 5.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

          (a) Originator shall fail (i) to make any payment or deposit required hereunder when due or (ii) to perform or observe any term, covenant or agreement hereunder (other than as referred to in clause (i) of this paragraph (a)) or any other Transaction Document to which it is a party and such failure shall continue for five (5) consecutive Business Days.

          (b) Any representation, warranty, certification or statement made by Originator in this Agreement, any other Transaction Document or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect when made or deemed made.

          (c) Failure of Originator to pay any Indebtedness when due in an amount in excess of the Material Indebtedness Level; or the default by Originator in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of Originator shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof.

          (d) (i) Originator or any of its Subsidiaries shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against Originator or any of its Subsidiaries seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property; provided that, in the case of any proceeding instituted against Originator or any of its Subsidiaries (other than the Buyer), such event shall not constitute a Termination Event until either (A) such proceeding shall have remained undismissed or unstayed for a period of sixty (60) days, (B) an order for relief shall have been entered against Originator or the applicable Subsidiary under the Federal bankruptcy laws or (C) Originator or such Subsidiary (as applicable) shall have taken corporate action consenting to, approving or acquiescing in the commencement or maintenance of such proceeding; or (ii) Originator or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth in the foregoing clause (i) of this subsection (d).

          (e) A Change of Control shall occur.

          (f) One or more final judgments for the payment of money shall be entered against Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for thirty (30) consecutive days without a stay of execution.

          Section 5.2 Remedies. Upon the occurrence and during the continuation of a Termination Event, Buyer may take any of the following actions: (i) declare the Termination Date to have occurred, whereupon the Termination Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by Originator; provided, however, that upon the occurrence of Termination Event described in Section 5.1(d), the Termination Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by Originator and (ii) to the fullest extent permitted by applicable law, declare that any amounts then due and owing by Buyer to Originator shall bear interest at the Default Rate. The aforementioned rights and remedies shall be in addition to all other rights and remedies of Buyer and its assigns available under this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved, including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.

                                   ARTICLE VI
                                 INDEMNIFICATION

          Section 6.1 Indemnities by Originator. Without limiting any other rights that Buyer may have hereunder or under applicable law, Originator hereby agrees to indemnify Buyer and its assigns, officers, directors, agents and employees (each an "Indemnified Party") from and against any and all damages, losses, claims, taxes, liabilities, costs, expenses and for all other amounts payable, including reasonable attorneys' fees (which attorneys may be employees of Buyer) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by Buyer of an interest in the Receivables, excluding, however:

               (i) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;

               (ii) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor; or

               (iii) net income taxes (or franchise taxes paid in lieu thereof) imposed on an Indemnified Party that are not in excess of the amount that would be owed if the transactions described in the Purchase Agreement are given the Intended Characterization for tax purposes;

provided, however, that nothing contained in this sentence shall limit the liability of Originator or limit the recourse of Buyer to Originator in respect of any representations or warranties made by Originator under or in connection with this Agreement. Without limiting the generality of the foregoing indemnification, Originator shall indemnify the Indemnified Parties for Indemnified

Amounts (including, without limitation, losses in respect of uncollectible receivables, regardless of whether reimbursement therefor would constitute recourse to Originator) relating to or resulting from:

               (i) any representation or warranty made by Originator (or any officers of Originator) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by Originator pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

               (ii) the failure by Originator, to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

               (iii) any failure of Originator to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;

               (iv) any products liability or similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract;

               (v) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;

               (vi) the commingling of Collections of Receivables at any time with other funds;

               (vii) any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of the Purchase, the ownership of the Receivables or any other investigation, litigation or proceeding relating to Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;

               (viii) any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;

               (ix) any Termination Event described in Section 5.1(d);

               (x) any failure to vest and maintain vested in Buyer, or to transfer to Buyer, legal and equitable title to, and ownership of, the Receivables, the Related Security and the Collections, free and clear of any Adverse Claim;


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

               (xi) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivable, the Related Security and Collections with respect thereto, and the proceeds of any thereof, whether at the time of the Purchase or at any subsequent time;

               (xii) any action or omission by Originator which reduces or impairs the rights of Buyer with respect to any Receivable or the value of any such Receivable;

               (xiii) any attempt by any Person to void the Purchase hereunder under statutory provisions or common law or equitable action; and

               (xiv) any failure of Originator to acquire and maintain legal and equitable title to, and ownership of any inventory, the sale or disposition of which purportedly gave rise to any Receivable, or any related assets from Original Seller, free and clear of any Adverse Claim other than Permitted Adverse Claims; or any failure of Originator to give reasonably equivalent value to Original Seller under the Inventory Agreement in consideration of the transfer by Original Seller of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action.

          Section 6.2 Other Costs and Expenses. Originator shall pay to Buyer on demand all reasonable costs and out-of-pocket expenses in connection with the preparation, execution, delivery and administration of this Agreement, the transactions contemplated hereby and the other documents to be delivered hereunder. Originator shall pay to Buyer on demand any and all reasonable costs and expenses of Buyer, if any, including reasonable counsel fees and expenses in connection with the enforcement of this Agreement and the other documents (including any amendments hereto or thereto) delivered hereunder and in connection with any restructuring or workout of this Agreement or such documents, or the administration of this Agreement following a Termination Event.

                                   ARTICLE VII
                                  MISCELLANEOUS

          Section 7.1 Waivers and Amendments. (a) No failure or delay on the part of Buyer (or its assigns) in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing signed by Originator and Buyer and, to the extent required under the Purchase Agreement, the Agent and the Financial Institutions or the Required Financial Institutions.

          Section 7.2 Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telecopy or electronic


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

facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (i) if given by telecopy, upon the receipt thereof, (ii) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (iii) if given by any other means, when received at the address specified in this Section 7.2.

          Section 7.3 Protection of Ownership Interests of Buyer.

          (a) Originator agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that Buyer (or its assigns) may request, to perfect, protect or more fully evidence the interests of Buyer in the Receivables, the Related Security, the Collections, the Lock-Boxes and the Collection Accounts, or to enable Buyer (or its assigns) to exercise and enforce their rights and remedies hereunder. At any time, Buyer (or its assigns) may, at Originator's sole cost and expense, direct Originator to notify the Obligors of Receivables of the ownership interests of Buyer under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to Buyer or its designee.

          (b) If Originator fails to perform any of its obligations hereunder, Buyer (or its assigns) may (but shall not be required to) perform, or cause performance of, such obligation, and Buyer's (or such assigns') costs and expenses incurred in connection therewith shall be payable by Originator as provided in Section 6.2. Originator irrevocably authorizes Buyer (and its assigns) at any time and from time to time in the sole discretion of Buyer (or its assigns), and appoints Buyer (and its assigns) as its attorney(es)-in-fact, to act on behalf of Originator (i) to execute on behalf of Originator as debtor and to file financing statements and amendments thereto necessary or desirable in Buyer's (or its assigns') sole discretion to perfect and to maintain the perfection and priority of the interest of Buyer in the Receivables, Related Security, and Collections and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Receivables as a financing statement in such offices as Buyer (or its assigns) in their sole discretion deem necessary or desirable to perfect and to maintain the perfection and priority of Buyer's interests in the Receivables, Related Security and Collections. This appointment is coupled with an interest and is irrevocable.

          Section 7.4 Confidentiality.

          (a) Originator shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the Agent and Jupiter and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that Originator and its officers and employees may disclose such information to Originator's external accountants and attorneys and as required by any applicable law or order of any judicial or administrative proceeding.

          (b) Anything herein to the contrary notwithstanding, Originator hereby consents to the disclosure of any nonpublic information with respect to it (i) to Buyer, the Agent, the Financial Institutions or Jupiter by each other, (ii) by Buyer, the Agent, the L/C Issuer or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Agent to any rating agency, Commercial Paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to Jupiter or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which JPMorgan acts as the administrative agent and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing. In addition, the Purchasers, the L/C Issuer and the Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

          Section 7.5 Bankruptcy Petition.

          (a) Originator and Buyer each hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Jupiter, it will not institute against, or join any other Person in instituting against, Jupiter any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          (b) Originator hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Buyer, it will not institute against, or join any other Person in instituting against, Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

          Section 7.6 CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

          Section 7.7 CONSENT TO JURISDICTION. ORIGINATOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT AND ORIGINATOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF BUYER (OR ITS ASSIGNS) TO BRING PROCEEDINGS AGAINST ORIGINATOR IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ORIGINATOR AGAINST BUYER (OR ITS ASSIGNS) OR ANY AFFILIATE THEREOF INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

          Section 7.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ORIGINATOR PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

          Section 7.9 Integration; Binding Effect; Survival of Terms.

          (a) This Agreement and each Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

          (b) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by Originator pursuant to Article II, (ii) the indemnification and payment provisions of
Article VI, and Section 7.5 shall be continuing and shall survive any termination of this Agreement.

          Section 7.10 Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to "Article," "Section" or "Exhibit" shall mean articles and sections of, and schedules and exhibits to, this Agreement.

          Section 7.11 Amendment and Restatement.

          (a) This Agreement amends and restates in its entirety the Receivables Sale Agreement dated as of December 18, 2002 between the Originator and the Buyer (as amended or otherwise modified prior to the date hereof. Upon the effectiveness of this Agreement, the "Earlier Sale Agreement"), the terms and provisions of the Earlier Sale Agreement shall, subject to this Section 7.11, be superseded hereby.

          (b) Notwithstanding the amendment and restatement of the Earlier Sale Agreement by this Agreement:

          (i) each Subordinated Loan existing on the date hereof under the Earlier Sale Agreement shall continue in effect as a Subordinated Loan hereunder, without any diminution or other modification thereto or effect thereon occurring or being deemed to occur by reason of the amendment and restatement of the Earlier Sale Agreement hereby; and

          (ii) Originator shall continue to be liable to the Buyer with respect to all obligations of it under the Existing Sale Agreement, including, without limitation, (A) any obligations to repurchase Receivables from the Buyer under the Existing Sale Agreement and (B) all agreements on the part of the Originator under the Earlier Sale Agreement to indemnify the Buyer in connection with events or conditions arising or existing prior to the effective date of this Agreement, including, but not limited to, those events and conditions set forth in Article VI thereof.

          (c) This Agreement is given in substitution for the Earlier Sale Agreement and not as payment of any of the obligations of Originator or the Seller thereunder, and is in no way intended to constitute a novation of the Earlier Sale Agreement. Nothing contained herein is intended to amend, modify or otherwise affect any obligation of the Buyer, the Originator or the Performance Guarantor (in respect of its obligations under any Performance Undertaking) existing prior to the date hereof.

          (d) Upon the effectiveness of this Agreement, each reference to the Earlier Sale Agreement in any other document, instrument or agreement executed and/or delivered in connection therewith shall mean and be a reference to this Agreement unless the context otherwise requires.

          (e) Upon the effectiveness of this Agreement, the terms of this Agreement shall govern all aspects of the transactions contemplated herein.

                            [signature page follows]


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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

                                        THE TIMKEN CORPORATION
                                        as Originator


                                        By:  /s/ Glenn A. Eisenberg
                                            ------------------------------------
                                        Name: Glenn A. Eisenberg
                                              ----------------------------------
                                        Title: Executive Vice President,
                                               Finance and Administration
                                               ---------------------------------
                                        Address:
                                                 -------------------------------


                                        TIMKEN RECEIVABLES CORPORATION
                                        as Buyer


                                        By:  /s/ Glenn A. Eisenberg
                                            ------------------------------------
                                        Name: Glenn A. Eisenberg
                                              ----------------------------------
                                        Title: President
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

        Signature Page to Amended and Restated Receivables Sale Agreement

                                    EXHIBITS

Exhibit I      -   Definitions

Exhibit II     -   Principal Place of Business; Location(s) of Records; Federal
                   Employer Identification Number; Other Names

Exhibit III    -   Lock-Boxes; Collection Accounts; Collection Banks

Exhibit IV     -   Form of Compliance Certificate

Exhibit V      -   Credit and Collection Policy

Exhibit VI     -   Form of Subscription Agreement

Exhibit VII    -   Form of Subordinated Note

Exhibit VIII   -   Form of L/C Note


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